Exhibit 99.1

ERHC Energy Inc. To Raise $2.0 Million

In Registered Direct Offering

Houston, Texas, October 7, 2010 – ERHC Energy Inc. (“ERHC” or the “Company”) (OTCBB: ERHE), a publicly traded American company with oil and gas assets in the highly prospective Gulf of Guinea off the coast of West Africa, today announced that it has entered into a definitive agreement with an institutional investor for a registered direct placement of approximately $2.0 million of common stock at a price of $0.22 per share. The Company will issue a total of 9,090,910 shares to the institutional investor.

In addition, the Company will issue to the investor warrants to purchase shares of common stock, which, if fully exercised, would provide an additional $1.9 million in gross proceeds to the Company. The warrants have an exercise price of $0.28 per share and are exercisable for a five (5) year period commencing on the closing date.

The Company anticipates that the additional capital from this investment will be used for general corporate purposes, which may include, but are not limited to, potenetial acquisitions.

The offering is expected to close on or about October 12, 2010, subject to satisfaction of customary closing conditions, including the receipt of all necessary regulatory approvals. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-168012), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on August 31, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by request at info@rodm.com.

About ERHC Energy Inc.

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in the highly prospective Gulf of Guinea and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders’ meetings, and related proceedings, as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.

Contacts:

Dan Keeney, APR
DPK Public Relations
832-467-2904